MANAGEMENT AGREEMENT

Mutual Funds Series Trust

Formerly known as Catalyst Funds

Exhibit 1

Amendment Dated:  February 28, 2012

Percentage of Average

Fund

Daily Net Assets

Catalyst Value Fund

1.25%

Catalyst Premium Long-Short Fund

1.25%

Catalyst Large Cap Value Fund

1.00%

Catalyst International Value Fund

1.00%

Catalyst/SMH High Income Fund

1.00%

Catalyst/SMH Total Return Income Fund

1.00%

Catalyst/Groesbeck Growth of Income Fund

1.00%

Catalyst/MAP Global Total Return Income Fund

1.00%

Catalyst/MAP Global Capital Appreciation Fund

1.00%

Catalyst/CP Core Equity Fund

1.00%

Catalyst/CP World Equity Fund

1.00%

Catalyst/CP Focus Large Cap Fund

1.00%

Catalyst/CP Focus Mid Cap Fund

1.00%

Catalyst Insider Long-Short Fund

1.25%

Catalyst Event Arbitrage Fund

1.25%

Catalyst/Lyons Tactical Allocation Fund

1.25%

Catalyst/Lyons Hedged Premium Return Fund

1.25%

Mutual Fund Series Trust

By:

/s/ Tobias Caldwell

Print Name: Tobias Caldwell

Title:

Trustee

Catalyst Capital Advisors LLC

By:

/s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: CEO